UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934, as amended

Date of Report: August 21, 2006

Date of earliest event reported: August 18, 2006

THE PEP BOYS – MANNY, MOE & JACK
(Exact Name of Registrant Specified in Charter)

Pennsylvania	1-3381	23-0962915
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

3111 W. Allegheny Ave.
Philadelphia, PA		19132
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone, including area code:  215-430-9000

(not applicable)

(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On August 18, 2006, The Pep Boys – Manny, Moe & Jack (the “Company”) entered into Amendment Number One (the “Amendment”), dated as of August 18, 2006, between The Pep Boys – Manny, Moe & Jack, a Pennsylvania corporation (the “Company”), and American Stock Transfer & Trust Company, successor-in-interest to First Union National Bank, as Rights Agent (“Rights Agent”), to that certain Rights Agreement (the “Agreement”), dated as of December 5, 1997, between the parties.

The Agreement has been amended (i) to implement a regular evaluation thereof by a committee composed of non-management members of the Board of Directors (the “Board”) who have been determined by the Board to be “independent directors” in accordance with NYSE rules and regulations, (ii) to permit the redemption of the Agreement by the full Board rather than by specified directors as previously provided for in the Agreement, (iii) to appoint a successor Rights Agent and (iv) to make certain conforming changes.

The Amendment was entered into pursuant to the terms of that certain Agreement, dated August 2, 2006, between the Company and a group of investors led by Barington Capital Group, L.P. as previously disclosed in the Company’s Current Report on Form 8-K filed on August 3, 2006.

A copy of the Amendment is attached as Exhibit 4.1 to this Form 8-K.  A copy of the press release announcing the Amendment is attached as Exhibit 99.1 to this Form 8-K.

Item 3.03.  Material Modification to Rights of Security Holders.

As described in Item 1.01 above, on August 18, 2006, the Company entered into an Amendment of its Rights Agreement, dated as of December 5, 1997.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

4.1           Amendment dated August 18, 2006, between the Company and the Rights Agent.

99.1         Press release dated August 21, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ THE PEP BOYS – MANNY, MOE & JACK

Date: August 21, 2006